Exhibit 1.2

PALADIN REALTY INCOME PROPERTIES, INC.

Up to $725,000,000 in Shares of Common Stock, $0.01 par value per share

FORM OF PARTICIPATING DEALER AGREEMENT

Dated:                     , 200

Ladies and Gentlemen:

Subject to the terms described herein, KBR Capital Markets, LLC, as the dealer manager (“Dealer Manager”) for Paladin Realty Income Properties, Inc., a Maryland corporation (the “Company”), invites you (“Participating Dealer”) to participate in the distribution, on a best efforts basis, of up to $725,000,000 in shares of common stock of the Company, $0.01 par value per share (the “Common Stock”), of which amount: (i) up to $75,000,000 in shares of Common Stock are being offered pursuant to the Company’s Amended and Restated Distribution Reinvestment Plan for a purchase price of $9.50 per share (the “DRIP Shares”); and (ii) up to $650,000,000 in shares of Common Stock (the “Primary Shares” and together with the DRIP Shares, the “Offered Shares”), at an initial offering purchase price of $10.00 per share (subject in certain circumstances to discounts based upon the volume of shares purchased). Notwithstanding the foregoing, the Company has reserved the right to reallocate the Offered Shares between the Primary Shares and the DRIP Shares.

I.	Dealer Manager Agreement

The Company is the sole general partner of Paladin Realty Income Properties, L.P., a Delaware limited partnership that serves as the Company’s operating partnership subsidiary (the “Operating Partnership”). The Dealer Manager has entered into a dealer manager agreement with the Company and the Operating Partnership dated                      (the “Dealer Manager Agreement”). Upon effectiveness of this Participating Dealer Agreement (this “Agreement”) pursuant to Section XIV below, you will become one of the Participating Dealers referred to in the Dealer Manager Agreement and will be entitled and subject to the provisions contained in the Dealer Manager Agreement, including the provisions of the Dealer Manager Agreement wherein each of the Participating Dealers severally agrees to indemnify and hold harmless the Company, the Operating Partnership, the Dealer Manager and their respective officers, directors, employees, members, partners, agents and representatives, and each person, if any, who controls such entity within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except as otherwise set forth herein, capitalized terms used and not otherwise defined herein shall have the meanings given them in the Dealer Manager Agreement. The Primary Shares are offered solely through broker-dealers who are members in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(a) Participating Dealer hereby agrees to use its best efforts to sell the Primary Shares for cash on the terms and conditions stated in the Prospectus. Nothing in this Agreement shall be deemed or construed to make Participating Dealer an employee, agent, representative, partner of the Dealer Manager, the Company or the Operating Partnership, and Participating Dealer is not authorized to act for the Dealer Manager, the Company or the Operating Partnership or to make any representations on their behalf except as set forth in the Prospectus and any printed sales literature or other materials prepared by the Company or Paladin Realty Advisors, LLC, a Delaware limited liability company, that serves as the

Company’s advisor pursuant to the terms of an advisory agreement, as amended from time to time (the “Advisor”), provided that the use of said sales literature and other materials has been approved for use by the Company in writing and all appropriate regulatory agencies (the “Authorized Sales Materials”). In the event that the Company uses printed materials in connection with the Offering prepared by the Company or the Advisor intended for “broker-dealer use only,” Participating Dealer shall use such “broker-dealer use only” materials in accordance with Section VII below.

II.	Submission of Orders

Each person desiring to purchase Primary Shares in the Offering will be required to complete and execute a Subscription Agreement in the form attached as an Appendix to the Prospectus and to deliver to Participating Dealer such completed Subscription Agreement, together with a check, draft, wire or money order (hereinafter referred to as an “Subscription Payment”) in the amount of $10.00 per Share, or such discounted purchase price per Share that may apply based upon the volume of Primary Shares purchased pursuant to the schedule of discounts and procedures specified in the Prospectus. There shall be a minimum initial purchase by any one purchaser of 300 Primary Shares, (except as otherwise indicated in the Prospectus, or in any letter or memorandum from the Company to the Dealer Manager). Any Subscription Agreement and Subscription Payment not conforming to the foregoing instructions shall be returned to such subscriber not later than the end of the second business day following receipt by Participating Dealer of such materials. Subscription Agreements and Subscription Payments received by the Participating Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the following methods:

(a) where, pursuant to Participating Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which Subscription Agreements and Subscription Payments are received from subscribers, then, by the end of the next business day following receipt by Participating Dealer, Participating Dealer will transmit the Subscription Agreements and Subscription Payments to the Escrow Agent (as defined below); and

(b) where, pursuant to Participating Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location (the “Final Review Office”); Subscription Agreements and Subscription Payments will be transmitted by Participating Dealer to the Final Review Office by the end of the next business day following receipt by Participating Dealer. The Final Review Office will in turn, by the end of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and Subscription Payments to the Escrow Agent.

Participating Dealer understands that the Company reserves the unconditional right to reject any order for any or no reason.

Notwithstanding the foregoing, with respect to any Primary Shares to be purchased by a custodial account, the Participating Dealer shall cause the custodian of such account to deliver a completed Subscription Agreement and Subscription Payment for such account directly to the Escrow Agent. The Participating Dealer shall furnish to the Escrow Agent with each delivery of Subscription Payments a list of the subscribers showing the name, address, tax identification number, state of residence, amount of Primary Shares subscribed for, and the amount of money paid.

Participating Dealer hereby agrees to be bound by the terms of the Escrow Agreement, dated                      (the “Escrow Agreement”), by and among Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”), and the Company.

III.	Pricing

Except for volume discounts described in or as otherwise provided in the “Plan of Distribution” Section of the Prospectus, Primary Shares shall be offered to the public at an initial offering price of $10.00 per Share payable in cash. Except as otherwise indicated in the Prospectus or in any letter or memorandum sent to Participating Dealer by the Company or Dealer Manager, a minimum initial purchase of 300 Primary Shares is required. Minimum subsequent purchases of Primary Shares shall be $250 per transaction. The Offered Shares are nonassessable. DRIP Shares shall be offered pursuant to the Company’s Amended and Restated Distribution Reinvestment Plan for a purchase price of $9.50 per share. Participating Dealer hereby agrees to place any order for the full purchase price except as otherwise provided in the Prospectus for volume discounts based upon the number of Primary Shares purchased by a subscriber through Participating Dealer.

IV.	Participating Dealer’s Compensation

Subject to volume discounts and other special circumstances described in or as otherwise provided in the “Plan of Distribution” section of the Prospectus, Participating Dealer’s selling commission applicable to the total public offering price of Primary Shares sold by Participating Dealer which it is authorized to sell hereunder is 7.0% of the gross proceeds of Primary Shares sold by it and accepted and confirmed by the Company, which commission will be paid by the Company. No selling commissions will be paid in respect of the purchase of any DRIP Shares. For these purposes, a “sale of Primary Shares” shall occur if and only if a transaction has closed with a securities purchaser pursuant to all applicable offering and subscription documents. In addition, as set forth in the Prospectus, the Dealer Manager, in its sole discretion, may reallow a portion of the Dealer Manager Fee to Participating Dealer as marketing fees or to defray other distribution-related expenses, which reallowance, if any, shall be determined by the Dealer Manager in its sole discretion based on factors including, but not limited to, the number of shares sold by Participating Dealer, the assistance of Participating Dealer in marketing the offering and due diligence expenses incurred, and the extent to which similar fees are reallowed to participating broker-dealers in similar offerings being conducted during the Offering. Such reallowance shall be described in Schedule 1 to this Agreement.

Participating Dealer acknowledges and agrees that: (i) no selling commissions or Dealer Manager Fee will be paid in respect of the sale of any DRIP Shares; and (ii) no commissions, payments or amount whatsoever will be paid to Participating Dealer in respect of the purchase of Primary Shares by a Participating Dealer (or its registered representative), in its individual capacity, or by a retirement plan of such Participating Dealer (or its registered representative), or by an officer, director or employee of the Company, the Advisor or their respective affiliates.

The parties hereby agree that the foregoing commission is not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Primary Shares, that Participating Dealer’s interest in the offering is limited to such commission from the Company and Participating Dealer’s indemnity referred to in Section 6 of the Dealer Manager Agreement. In addition, as set forth in the Prospectus, the Participating Dealers may be reimbursed up to 0.5% of gross proceeds for the Primary Shares for bona fide due diligence expenses incurred by such Participating Dealers upon presentation of an itemized and detailed invoice. Such due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by the Dealer Manager or any Participating Dealer and their personnel when visiting the Company’s offices or properties to verify information relating to the Company or its properties.

V.	Payment

Payments of selling commissions will be made by the Company as provided in the Dealer Manager Agreement to Participating Dealer within 30 days of the receipt of the proceeds from the Offered Shares sold by the Participating Dealer.

Participating Dealer, in its sole discretion, may authorize the Company to deposit selling commissions, reallowances and other payments due to it pursuant to this Agreement directly to its bank account. If Participating Dealer so elects, Participating Dealer shall provide such deposit authorization and instructions in Schedule 2 to this Agreement.

VI.	Right to Reject Orders or Cancel Sales

All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any order for any or no reason. Orders not accompanied by a Subscription Agreement and executed signature page thereto and the required Subscription Payment for the Primary Shares may be rejected. Issuance and delivery of the Primary Shares will be made only after actual receipt of payment therefor. If any Subscription Payment is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Primary Shares within 15 days of sale, the Company reserves the right to cancel the sale without notice. In the event an order is rejected, canceled or rescinded for any reason, Participating Dealer agrees to return to the Company any commission or to the Dealer Manager the Dealer Manager Fee theretofore paid with respect to such order, and, if Participating Dealer fails to so return any such commission or Dealer Manager Fee, the Company or Dealer Manager, as the case may be, shall have the right to offset amounts owed against future commissions or Dealer Manager Fees due and otherwise payable to Participating Dealer.

VII.	Prospectus and Authorized Sales Materials

Participating Dealer is not authorized or permitted to give, and will not give, any information or make any representation (written or oral) concerning the Offered Shares except as set forth in the Prospectus and the Authorized Sales Materials. The Dealer Manager will supply Participating Dealer with reasonable quantities of the Prospectus, any supplements thereto and any amended Prospectus, as well as any Authorized Sales Materials, for delivery to investors, and Participating Dealer will deliver a copy of the Prospectus and all supplements thereto and any amended Prospectus to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Primary Shares to an investor. Participating Dealer agrees that it will not send or give any supplements to the Prospectus, any amended Prospectus or any Authorized Sales Materials to that investor unless it has previously sent or given a Prospectus and all supplements thereto and any amended Prospectus to that investor or has simultaneously sent or given a Prospectus and all supplements thereto and any amended Prospectus with such Prospectus supplement, amended Prospectus or Authorized Sales Materials. Participating Dealer agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the offer or sale of Offered Shares to members of the public. Participating Dealer agrees that it will not use in connection with the offer or sale of Offered Shares any materials or writings which have not been previously approved by the Company other than the Prospectus and the Authorized Sales Materials. Participating Dealer agrees to furnish a copy of any revised preliminary Prospectus to each person to whom it has furnished a copy of any previous preliminary Prospectus, and further agrees that it will itself mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the

Exchange Act. Regardless of the termination of this Agreement, Participating Dealer will deliver a Prospectus in transactions in the Primary Shares for a period of 90 days from the Effective Date of the Follow-On Registration Statement or such longer period as may be required by the Exchange Act. Participating Dealer agrees to comply with all the applicable requirements under the Securities Act and the Exchange Act in offering and selling Primary Shares. Notwithstanding the termination of this Agreement or the payment of any amount to Participating Dealer, Participating Dealer agrees to pay Participating Dealer’s proportionate share of any claim, demand or liability asserted against Participating Dealer and the other Participating Dealers on the basis that the Participating Dealers or any of them constitute an association, unincorporated business or other separate entity, including in each case Participating Dealer’s proportionate share of any expenses incurred in defending against any such claim, demand or liability.

VIII.	License and Association Membership

Participating Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that Participating Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Primary Shares under Federal and state securities laws and regulations in all states where it offers or sells Primary Shares, and that it is a member in good standing of FINRA. Participating Dealer represents and warrants that it is currently licensed as a broker-dealer in the jurisdictions identified on Schedule 3 to this Agreement. This Agreement shall automatically terminate if Participating Dealer ceases to be a member in good standing of FINRA or with the securities commission of the state in which the Participating Dealer’s principal office is located, or in the case of a foreign dealer, so to conform. Participating Dealer agrees to notify the Dealer Manager immediately if Participating Dealer ceases to be a member in good standing of FINRA or with the securities commission of any state in which the Participating Dealer is currently registered or licensed, or in the case of a foreign dealer, so to conform. The Dealer Manager also hereby agrees to abide by the Rules of Fair Practice of FINRA and to comply with Rules 2340, 2420, 2730, 2740 and 2750 of the FINRA Conduct Rules.

IX.	Anti-Money Laundering Compliance Programs

Participating Dealer’s acceptance of this Dealer Agreement constitutes a representation to the Company and the Dealer Manager that Participating Dealer has established and implemented an anti-money laundering compliance program (“AML Program”) in accordance with applicable law, including applicable FINRA Rules, Securities and Exchange Commission Rules (the “Commission Rules”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended by the USA Patriot Improvement and Reauthorization Act of 2006 (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act” and together with the USA PATRIOT Act, the “AML Rules”), reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of Primary Shares. Upon request by the Dealer Manager at any time, Participating Dealer hereby agrees to (i) furnish a written copy of its AML Program to the Dealer Manager for review, and (ii) furnish a copy of the findings and any remedial actions taken in connection with Participating Dealer’s most recent independent testing of its AML Program. Participating Dealer further represents that it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act, and such Participating Dealer hereby covenants to remain in compliance with such requirements and shall, upon request by the Dealer Manager, provide a certification to Dealer Manager that, as of the date of such certification (i) its AML Program is consistent with the AML Rules, (ii) it has continued to implement its AML Program, and (iii) it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act.

X.	Limitation of Offer; Suitability

Participating Dealer will offer Primary Shares only to persons who meet the suitability standards set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company or the Dealer Manager and will only make offers to persons in the jurisdictions in which it is advised in writing that the Primary Shares are qualified for sale or that such qualification is not required. Notwithstanding the qualification of the Primary Shares for sale in any respective jurisdiction (or the exemption therefrom), Participating Dealer represents, warrants and covenants that it will not offer Primary Shares and will not permit any of its registered representatives to offer Primary Shares in any jurisdiction unless both the Participating Dealer and such registered representative are duly licensed to transact securities business in such jurisdiction. In offering Primary Shares, Participating Dealer will comply with the provisions of the Rules of Fair Practice set forth in the FINRA Manual, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Section III.C. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. in effect as of the date hereof (the “NASAA REIT Guidelines”).

Participating Dealer further represents, warrants and covenants that neither Participating Dealer, nor any person associated with Participating Dealer, shall offer or sell Primary Shares in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under the most restrictive of the following: (1) applicable provisions of the Prospectus; (2) applicable laws of the jurisdiction of which such investor is a resident; (3) applicable FINRA Conduct Rules; or (4) the provisions of Section III.C. of the NASAA REIT Guidelines. Participating Dealer agrees to ensure that, in recommending the purchase, sale or exchange of Primary Shares to an investor, Participating Dealer, or a person associated with Participating Dealer, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the Commission, any state securities commission, FINRA or the Company) concerning his age, investment objectives, other investments, financial situation and needs, and any other information known to Participating Dealer, or person associated with Participating Dealer, that (A) the investor is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the Prospectus, including the tax benefits to the extent they are a significant aspect of the Company, (B) the investor has a fair market net worth sufficient to sustain the risks inherent in an investment in Primary Shares in the amount proposed, including loss, and lack of liquidity of such investment, and (C) an investment in Primary Shares is otherwise suitable for such investor. Participating Dealer further represents, warrants and covenants that Participating Dealer, or a person associated with Participating Dealer, will make every reasonable effort to determine the suitability and appropriateness of an investment in Primary Shares of each proposed investor by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each purchaser of Primary Shares pursuant to a subscription solicited by Participating Dealer, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained, or accounts hereafter established. Participating Dealer agrees to retain such documents and records in Participating Dealer’s records for a period of six years from the date of the applicable sale of Primary Shares, to otherwise comply with the record keeping requirements provided in Section XII below and to make such documents and records available to (i) the Dealer Manager and the Company upon request, and (ii) representatives of the Commission, FINRA and applicable state securities administrators upon Participating Dealer’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency. Participating Dealer shall not purchase any Primary Shares for a discretionary account without obtaining the prior written approval of Participating Dealer’s customer and his or her signature on a Subscription Agreement.

XI.	Due Diligence; Adequate Disclosure

Prior to offering the Primary Shares for sale, Participating Dealer shall have conducted an inquiry such that Participating Dealer has reasonable grounds to believe, based on information made available to Participating Dealer by the Company or the Dealer Manager through the Prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating a purchase of Primary Shares. In determining the adequacy of disclosed facts pursuant to the foregoing, Participating Dealer may obtain, upon request, information on material facts relating at a minimum to the following: (1) items of compensation; (2) physical properties; (3) tax aspects; (4) financial stability and experience of the Company and its advisor; (5) conflicts and risk factors; and (6) appraisals and other pertinent reports. Notwithstanding the foregoing, Participating Dealer may rely upon the results of an inquiry conducted by an independent third party retained for that purpose or another Participating Dealer, provided that: (1) such Participating Dealer has reasonable grounds to believe that such inquiry was conducted with due care by said independent third party or such other Participating Dealer; (2) the results of the inquiry were provided to Participating Dealer with the consent of the other Participating Dealer conducting or directing the inquiry; and (3) no Participating Dealer that participated in the inquiry is an affiliate of the Company. Prior to the sale of the Primary Shares, Participating Dealer shall inform each prospective purchaser of Primary Shares of pertinent facts relating to the Primary Shares including specifically the lack of liquidity and lack of marketability of the Primary Shares during the term of the investment but shall not, in any event, make any representation on behalf of the Company or the Operating Partnership except as set forth in the Prospectus and any Authorized Sales Materials.

XII.	Compliance with Record Keeping Requirements

Participating Dealer agrees to comply with the record keeping requirements of the Exchange Act, including but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act. Participating Dealer further agrees to keep such records with respect to each customer who purchases Primary Shares, his suitability and the amount of Primary Shares sold, and to retain such records for such period of time as may be required by the Commission, any state securities commission, FINRA or the Company.

XIII.	Customer Complaints

Each party hereby agrees to provide to the other party copies of any written or otherwise documented customer complaints received by such party relating in any way to the Offering (including, but not limited to, the manner in which the Primary Shares are offered by the Dealer Manager or the Participating Dealer), the Primary Shares or the Company.

XIV.	Effective Date

This Agreement will become effective upon later of (1) the last date it is signed by either party hereto and (2) the effective date of the registration statement for the Offered Shares. Upon effectiveness of this Agreement, all offers and sales of Primary Shares by the Participating Dealer will be made pursuant to this Agreement exclusively and not through any prior agreement between Participating Dealer and Dealer Manager.

XV.	Termination; Amendment

Participating Dealer will immediately suspend or terminate its offer and sale of Primary Shares upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Primary Shares hereunder upon subsequent request of the Company or the Dealer Manager. Any party may terminate this Agreement by written notice pursuant to Section XVII below. This Agreement and the exhibits and schedules hereto are the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto.

This Agreement may be amended at any time by the Dealer Manager by written notice to Participating Dealer, and any such amendment shall be deemed accepted by Participating Dealer upon placing an order for sale of Primary Shares after it has received such notice.

XVI.	Privacy Laws

The Dealer Manager and Participating Dealer (each referred to individually in this section as a “party”) agree as follows:

(a) Each party agrees to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLB Act”); (ii) the privacy standards and requirements of any other applicable Federal or state law; and (iii) its own internal privacy policies and procedures, each as may be amended from time to time;

(b) Each party agrees to refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and

(c) Each party shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) as provided by each to identify customers that have exercised their opt-out rights. In the event either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that each is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

XVII.	Notice

All notices will be in writing and deemed given (a) when delivered personally, (b) on the first business day after delivery to a national overnight courier service, (c) upon receipt of confirmation if sent via facsimile, (d) upon receipt of confirmation if sent via email (e) on the fifth business day after deposit in the United States mail, properly addressed and stamped with the required postage, registered or certified mail, return receipt requested, to the Dealer Manager at 10880 Wilshire Blvd., Suite 1400, Los Angeles, California, 90024, Facsimile: (310) 996-8708, E-mail: scarson@paladinreit.com, Attention: Steven Carson, and to Participating Dealer at the address specified by Participating Dealer below.

XVIII.	Attorneys’ Fees, Applicable Law and Venue

In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. This Agreement shall be construed under the laws of the State of California and shall take effect pursuant to Section XIV above. Venue for any action (including arbitration) brought hereunder shall lie exclusively in Los Angeles, California.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on its behalf by its duly authorized agent.

“DEALER MANAGER”

KBR CAPITAL MARKETS, LLC

By:
Name:
Title:

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the jurisdictions identified below represent a true and correct list of all jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities, and we agree to advise you of any change in such list during the term of this Agreement.

1. Identity of Participating Dealer:

Full Legal Name:

(to be completed by Participating Dealer)

Type of Entity:

(to be completed by Participating Dealer)

Organized in the State of:

(to be completed by Participating Dealer)

Tax Identification Number:

(to be completed by Participating Dealer)

FINRA/CRD Number:

(to be completed by Participating Dealer)

2. Any notice under this Agreement will be deemed given pursuant to Section XVII hereof when delivered to Participating Dealer as follows:

Company Name:

Attention to:
(Name)

(Title)

Street Address:

City, State and Zip Code:

Telephone No.:	( )

Facsimile No.:	( )

Email Address:

Accepted and agreed as of the date below:

“PARTICIPATING DEALER”

(Print Name of Participating Dealer)
By:

Name:

Title:

Date:

2

SCHEDULE 1

TO

PARTICIPATING DEALER AGREEMENT WITH

KBR CAPITAL MARKETS, LLC (“DEALER MANAGER”)

NAME OF ISSUER:	PALADIN REALTY INCOME PROPERTIES, INC.

NAME OF PARTICIPATING DEALER:

SCHEDULE TO AGREEMENT DATED:

As marketing fees and to defray other distribution-related expenses, the Dealer Manager will pay              basis points of the gross cash proceeds on all sales generated by Participating Dealer pursuant to Section IV of this Participating Dealer Agreement. These amounts are in addition to the selling commissions provided for in Section IV of this Participating Dealer Agreement and will be due and payable at the same time as the selling commissions, as more fully described in Section V hereof.

“DEALER MANAGER”

KBR CAPITAL MARKETS, LLC

By:
Name:
Title:

“PARTICIPATING DEALER”

(Print Name of Participating Dealer)

By:

Name:

Title:

3

SCHEDULE 2

TO

PARTICIPATING DEALER AGREEMENT WITH

KBR CAPITAL MARKETS, LLC (“DEALER MANAGER”)

NAME OF ISSUER:	PALADIN REALTY INCOME PROPERTIES, INC.

NAME OF PARTICIPATING DEALER:

SCHEDULE TO AGREEMENT DATED:

Participating Dealer hereby authorizes the Company or its agent to deposit selling commissions, reallowances and other payments due to it pursuant to the Participating Dealer Agreement to its bank account specified below. This authority will remain in force until Participating Dealer notifies the Company in writing to cancel it. In the event that the Company deposits funds erroneously into Participating Dealer’s account, the Company is authorized to debit the account with no prior notice to Participating Dealer for an amount not to exceed the amount of the erroneous deposit.

Bank Name:

Bank Address:

Bank Routing Number:

Account Number:

“PARTICIPATING DEALER”

(Print Name of Participating Dealer)

By:

Name:

Title:

Date:

4

SCHEDULE 3

TO

PARTICIPATING DEALER AGREEMENT WITH

KBR CAPITAL MARKETS, LLC

Participating Dealer represents and warrants that it is currently licensed as a broker-dealer in the following jurisdictions:

☐	Alabama	☐	Montana

☐	Alaska	☐	Nebraska

☐	Arizona	☐	Nevada

☐	Arkansas	☐	New Hampshire

☐	California	☐	New Jersey

☐	Colorado	☐	New Mexico

☐	Connecticut	☐	New York

☐	Delaware	☐	North Carolina

☐	District of Columbia	☐	North Dakota

☐	Florida	☐	Ohio

☐	Georgia	☐	Oklahoma

☐	Hawaii	☐	Oregon

☐	Idaho	☐	Pennsylvania

☐	Illinois	☐	Rhode Island

☐	Indiana	☐	South Carolina

☐	Iowa	☐	South Dakota

☐	Kansas	☐	Tennessee

☐	Kentucky	☐	Texas

☐	Louisiana	☐	Utah

☐	Maine	☐	Vermont

☐	Maryland	☐	Virginia

☐	Massachusetts	☐	Washington

☐	Michigan	☐	West Virginia

☐	Minnesota	☐	Wisconsin

☐	Mississippi	☐	Wyoming

☐	Missouri

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